Exhibit 99.1

DPL Investor Relations Contact Craig Jackson, DPL VP & Treasurer phone (937) 259-7033 AES Media & Investor Contact: Joel Abramson phone (703) 682-6301	DPL News Media Contact phone (937) 224-5940 e-mail communications@dplinc.com

AES to Acquire DPL

All-Cash Consideration of $30 per Share

DAYTON, Ohio, April 20, 2011 — DPL Inc. (NYSE: DPL) (“DPL”), today announced that it has entered into a definitive merger agreement with The AES Corporation (NYSE: AES) (“AES”) under which AES will acquire DPL in a transaction with an enterprise value of $4.7 billion, including a total equity value of $3.5 billion.

Under the terms of the agreement, AES will acquire all of the outstanding shares of DPL for approximately $3.5 billion in cash, or $30 per share, representing an 8.7% premium over DPL’s closing share price on April 19, 2011, the last trading day prior to announcement of the transaction.  This represents a premium of 10.7% over the 30 day average of DPL’s closing price, a premium of 12.3% over the 60 day average of DPL’s closing price and a premium of 13.4% over the 90 day average of DPL’s closing price.

The Board of Directors of DPL and AES have unanimously approved the agreement.  The transaction is expected to close in the next six to nine months, subject to approval by DPL’s shareholders and receipt of certain regulatory approvals, including those from the Federal Energy Regulatory Commission (FERC), the Public Utilities Commission of Ohio (PUCO), and the antitrust review under Hart-Scott-Rodino Act.

“Throughout our history, DPL has continually adapted to meet the changing needs of our communities and our customers,” said Glenn Harder, Chairman of the Board of Directors of DPL.  “Because of growing globalization and a continuously changing regulatory environment, DPL can now best serve our customers, employees, communities and shareholders by becoming part of a global company.”

“We are concentrating our growth efforts in a few key markets, including the U.S. utility sector, where we see ways to leverage our global platform of 40,500 MW and 11.5 million utility customers,” said Paul Hanrahan, President and Chief Executive Officer of AES.  “The DPL acquisition is expected to be value and earnings accretive and to build on our nearby utility business at Indianapolis Power & Light Company.”

The transaction contains provisions to ensure that DPL, through its subsidiary The Dayton Power and Light Company (“DP&L”), will remain a committed corporate citizen dedicated to continued responsiveness to the needs of customers and communities in West Central Ohio:

•                                          DP&L will maintain its name and remain headquartered in Dayton, Ohio for at least two years after the merger.

•                                          DP&L will continue to provide corporate contributions and community support at levels substantially consistent with current support for at least two years after the merger.

Upon completion of the transaction, DPL’s common stock will cease to be publicly traded, and each outstanding share of DPL’s common stock will be converted into the right to receive cash in the amount of $30 per share, without interest.

In connection with the proposed merger transaction, the Annual Meeting of DPL Shareholders has been postponed from April 27, 2011 until a date to be determined by the board members of DPL.

In connection with the transaction, DPL’s financial advisor is UBS Investment Bank and its legal advisor is Cadwalader, Wickersham & Taft LLP.  AES’ financial advisor is Bank of America Merrill Lynch and its legal advisor is Skadden, Arps, Slate, Meagher & Flom LLP.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company with generation and distribution businesses.  Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 28 countries. Our workforce of 29,000 people is committed to operational excellence and meeting the world’s changing power needs.  Our 2010 revenues were $17 billion and we own and manage $41 billion in total assets.  To learn more, please visit www.aes.com.

About DPL

DPL Inc. (NYSE: DPL) is a regional energy company.  DPL was named one of Forbes Magazine’s “100 Most Trustworthy Companies” for the second consecutive year in August 2010.

DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers.  DPL, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,000 megawatts are natural gas and diesel peaking units. Further information can be found at www.DPLinc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between DPL and AES and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,”

“should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of DPL’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of DPL and AES.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences:  the ability to obtain the approval of the transaction by DPL’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of DPL; a material deterioration in DPL’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause DPL’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement DPL intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  DPL assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving DPL and AES.  In connection with the proposed transaction, DPL will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available because it will contain important information about the transaction.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by DPL regarding DPL, AES and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to DPL at communications@dplinc.com.

DPL, AES and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from DPL’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of DPL is included in its Annual Report on Form 10-K for the year ended December 31, 2010 and DPL’s notice of annual meeting and proxy statement for its most recent annual meeting, which were filed with the Securities and Exchange Commission on February 18, 2011 and March 18, 2011, respectively.  Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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